UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 11, 2006 (April 5, 2006)
Retail Ventures, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238

(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

3241 Westerville Road, Columbus, Ohio		43224

(Address of principal executive offices)		(Zip Code)
(614) 471-4722

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.
     (a) In 2005, in connection with management’s assessment of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, the Company identified a material weakness with regard to its deferred tax account balances. This material weakness had been previously disclosed by the Company in its Form 10-Q/A for the quarter ended July 30, 2005 as filed with the SEC on December 8, 2005. As part of the additional controls and procedures put into place to remediate the material weakness, management undertook a project to reconcile the deferred tax account balances. At a meeting held on April 5, 2006, management advised the Audit Committee that, based upon the results of such project, it had made a determination that its deferred tax account balances required adjustment and that the material weakness existed as of January 29, 2005.
     At the April 5, 2006 meeting, management and the Audit Committee discussed these issues, and the Audit Committee concurred with management’s determination that the Company’s accounting for these items was incorrect and that the Company’s previously issued audited consolidated financial statements as of January 29, 2005 and January 31, 2004 and for each of the three years ended January 29, 2005, January 31, 2004 and February 1, 2003, and its interim unaudited condensed consolidated financial statements included in the Quarterly Reports on Form 10-Q for the periods ended October 29, 2005, July 30, 2005 and April 30, 2005, should be restated and should no longer be relied upon. The Company discussed this matter with Deloitte & Touche LLP, its independent registered public accounting firm, who advised the Company that its associated reports should no longer be relied upon.
     The Company is restating for errors identified in its deferred tax accounts pertaining to (i) differences between the income tax basis and the financial reporting basis of certain assets and liabilities and (ii) differences between the income tax basis and the financial reporting basis of long-lived assets that were not reconciled to the deferred tax balances.
     The correction of the above-noted errors, as reflected in the beginning fiscal year 2002 retained earnings, reduced deferred income tax assets by $6.9 million, increased accrued taxes by $0.6 million and reduced retained earnings by $7.5 million, respectively. This adjustment had no effect on the previously reported net loss in the three years ended January 29, 2005, January 31, 2004 and February 1, 2003 and had no effect on net cash or the income tax returns filed by the Company.
     The Company will file a Form 10-K/A amending its Annual Report on Form 10-K/A for its fiscal year ended January 29, 2005, and Forms 10-Q/A amending its Quarterly Reports on Form 10-Q for the first three fiscal quarters of 2005, with restated consolidated financial statements.
     The Form 10-K/A will disclose management’s determination that (i) the errors in deferred tax accounts were identified as a result of additional controls and procedures put into place to remediate the material weakness related to deferred tax balances and as a result of this remediation effort, in the Company’s best judgment, it has eliminated the aforementioned material weakness, and (ii) the adjustments to beginning fiscal year 2002 shareholders’ equity with respect to the deferred tax adjustments are not material to any individual interim or annual period.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Ventures, Inc.

	By:	/s/ James A. McGrady

James A. McGrady
Executive Vice President,
Chief Financial Officer, Treasurer and Secretary

Date: April 11, 2006